                                                                                             FARMER MAC NEWS

    FOR IMMEDIATE RELEASE                                                             CONTACT
    April 3, 2006                                                                              Mary K. Waters
                                               202-872-7700

$479 Million Transaction Increases Farmer Mac’s
Program Volume to a Record $6 Billion

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) announced today that it has issued a long-term standby purchase commitment (“LTSPC”) to a Farm Credit System (FCS) institution on a $479 million pool of agricultural real estate mortgage loans. As a result of this transaction, Farmer Mac’s portfolio of loans, guarantees, and LTSPCs will total $6 billion, a new record for the Corporation.

Farmer Mac President and Chief Executive Officer Henry D. Edelman stated, “This transaction significantly advances Farmer Mac’s mission to improve the availability of long-term credit at stable interest rates to America's farmers, ranchers and rural homeowners, businesses and communities by increasing the capacity of the FCS institution to make additional agricultural mortgage loans. The transaction is a product of Farmer Mac’s ongoing efforts to diversify its marketing focus to include large program transactions that emphasize high asset quality, with greater protection against adverse credit performance and commensurately lower compensation for the assumption of credit risk and administrative costs.”

The transaction is expected to result in marginal returns on equity equal to or better than the Corporation’s current net return on equity. The structure of LTSPC transactions and the diversification of Farmer Mac’s marketing focus are described in more detail in Farmer Mac’s most recent Form 10-K filing.

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments. Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors could cause Farmer Mac’s actual results or events to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1)  increases in general and administrative expenses attributable to growth of the business and the regulatory environment, including the hiring of additional personnel with expertise in key functional areas; (2) the rate and direction of development of the secondary market for agricultural mortgage loans; (3) the rate of growth in agricultural mortgage indebtedness; (4) lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) borrower preferences for fixed-rate agricultural mortgage indebtedness; (6) the willingness of investors to invest in agricultural mortgage-backed securities; or (7) possible reaction in the financial markets to events involving government-sponsored enterprises other than Farmer Mac. Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on March 16, 2006. The forward-looking statements contained in this release represent management’s expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans. Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac (as well as the Form 10-K referenced above) is available on Farmer Mac’s website at www.farmermac.com.

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